8180 Greensboro Drive
                                                             Suite 785
                                                     McLean, Virginia 22102-3888
                                                     Telephone:  (703) 883-1100
                                                      Facsimile: (703) 883-2511
                                                        E-mail bank@clark.net
  Breyer & Associates PC                              *Not admitted in Virginia
================================================================================
  ATTORNEYS AT LAW*


                                           March 19, 2004


Board of Directors
Home Federal Bancorp, Inc.
500 12th Avenue South
Nampa, Idaho 83653

     Re:   Home Federal Bancorp, Inc.
           ----------------------------------
           Registration Statement on Form S-1


To the Board of Directors:

         You have requested our opinion as special counsel for Home Federal Bancorp, Inc., a Delaware corporation, in connection with the above-referenced Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         In rendering this opinion, we understand that the common stock of Home Federal Bancorp, Inc. will be offered and sold in the manner described in the Prospectus, which is part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

         Based upon the foregoing, it is our opinion that the shares of common stock of Home Federal Bancorp, Inc. will upon issuance be legally issued, fully paid and nonassessable.

         This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal and Tax Opinions."

                                       Very truly yours,


                                       /s/ BREYER & ASSOCIATES PC
                                       -----------------------------------------
                                       BREYER & ASSOCIATES PC